Exhibit (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 12 under the Securities Act of 1933 and Amendment 141 under the Investment Company Act of 1940 to the registration statement on Form N-4 (“Registration Statement”) of our reports dated March 17, 2005 (except the first paragraph of Note 2, for which the date is February 9, 2006) and February 27, 2004 (except the first paragraph of Note 2, for which the date is February 9, 2006), relating to the financial statements of American Skandia Life Assurance Corporation, and of our report dated April 8, 2005, relating to the financial statements of America Skandia Life Assurance Corporation Variable Account B, which reports appear in such Statement of Additional Information. We also consent to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

February 17, 2006